POWER OF ATTORNEY


         The undersigned hereby constitutes and appoints James R. Weigand and Jon Pilarski as the undersigned's true and lawful attorneys-in-fact and agents, from the date of this instrument until December 16, 2006, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any Initial Statement of Beneficial Ownership of Securities required to be filed on Form 3, or Statement of Changes in Beneficial Ownership of Securities required to be filed on Form 4 or Form 5 by the undersigned with respect to the undersigned's beneficial ownership of securities of Skyline Corporation ("Skyline"), and to file them, with all exhibits, with the Securities and Exchange Commission and any national market exchange on which Skyline's securities are listed, and with Skyline, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or a substitute or substitutes, may lawfully do or cause to be done by virtue of the powers granted by this instrument. It is the intent of this Power of Attorney that either of the attorneys-in-fact individually shall have the authority to execute the actions completed by the foregoing Power of Attorney.

         Executed by the undersigned as of this 22nd day of September, 2006.


                                            /s/ John Firth
                                            ----------------------
                                            John Firth, Director


                                            John Firth
                                            ----------------------
                                            (Printed Name)